                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 6, 1999

                              BARNES & NOBLE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                     1-12302                     06-1196501
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission              (IRS Employer
 of incorporation)                  File Number)             Identification No.)

       122 Fifth Avenue, New York, NY                              10011
--------------------------------------------------------------------------------
 (Address of principal executive offices)                        (Zip Code)

                                 (212) 633-3300
--------------------------------------------------------------------------------
               Registrant's telephone number, including area code


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                              Barnes & Noble, Inc.
                                      Index

Item 5. Other Events
Press Release............................................................ 3 - 4

Letter to Shareholders................................................... 5 - 9

Legal Matters............................................................    10

Signature ...............................................................    10

Item 5. Other Events.

On October 6, 1999, Barnes & Noble, Inc. issued the following press release:

BARNES & NOBLE, INC. ANNOUNCES PLANS TO BUY BABBAGE'S ETC.,
A MARKET LEADER IN ONE OF THE FASTEST-GROWING RETAIL SEGMENTS, FOR $215 MILLION

                     495 STORES IN 47 STATES AND PUERTO RICO

New York (October 6, 1999) - Barnes & Noble, Inc. ("Barnes & Noble") today announced an agreement to acquire Babbage's Etc. LLC ("Babbage's Etc."), one of the nation's largest operators of video game and entertainment software stores, with 495 stores under the Babbage's(Registered), Software Etc.(Trademark), and GameStop(Registered) names. Babbage's Etc. also recently launched a web site, gamestop.com, to sell video games and personal computer software online.

The purchase price of $215 million consists of $189 million in cash, and the assumption of $26 million in certain liabilities. If financial performance targets are met over the next two fiscal years, Barnes & Noble, Inc. will make contingency payments of $10 million in the year 2001 and $10 million in 2002.

The company believes it has purchased Babbage's Etc. at a significant discount to the market value of similar companies. This purchase price represents a multiple of 6.0 times Babbage's Etc.'s earnings before interest, taxes, depreciation, and amortization ("EBITDA") for the twelve months ended July 31, 1999 and 5.1 times projected EBITDA of $42 million for the year ending January 29, 2000. When using the 10.8 times multiple of its nearest competitor, Babbage's Etc. would be valued today at $385 million. Using the same 10.8 multiple and based on estimated 1999 EBITDA, Babbage's Etc. would be valued at $454 million. Based upon the purchase price and projected results of Babbage's Etc., this acquisition is expected to be accretive to Barnes & Noble, Inc.'s earnings by $0.10 per diluted share for fourth quarter 1999 results.

Barnes & Noble has previously announced its intention to invest its free cash flow in complementary, high-growth businesses. Consistent with that goal, this acquisition enhances the company's top and bottom line growth potential and its position as the leading retailer of books, music, video and related information and entertainment products.

"This acquisition presents an exciting opportunity for Barnes & Noble. First, because we believe we can expand this already fast-growing business at an accelerated pace. Second, we believe that the integration of the product mix of both companies affords additional opportunities for both revenue and bottom line growth," said Alan Kahn, chief operating officer of Barnes & Noble, Inc. "This acquisition is also very important to the positioning of our on-line affiliate, barnesandnoble.com, where the penetration of the fast-growing video game market is not only complementary, but can be considered essential."

According to the NPD Group, a leading provider of global marketing information on consumer purchasing and behavior, the video game and personal computer-based entertainment markets are expected to grow from $8.4 billion in 1998 to $9.4 billion in 1999. Industry sources project sales to exceed $10 billion in 2000.

The principal owner of Babbage's Etc. LLC is Leonard Riggio, chairman and chief executive officer of Barnes & Noble, Inc. Accordingly, the Board of Directors of Barnes & Noble, Inc. established a special committee of independent directors to consider the feasibility of the acquisition of Babbage's Etc., to evaluate the fairness of the transaction to Barnes & Noble, to make a recommendation to the Board based upon its conclusions, and to review and assist in negotiating the transaction and the purchase price.

The special committee and the full Board unanimously approved the transaction. The special committee was advised by independent legal counsel, Simpson, Thacher & Bartlett and independent financial advisors, Peter J. Solomon Company Limited. Babbage's Etc. was advised by Robinson Silverman Pearce Aronsohn & Berman LLP and Merrill Lynch & Co.

The transaction is subject to customary terms and conditions, including Hart-Scott-Rodino clearance. Barnes & Noble, Inc. expects to finance the acquisition under its existing $850 million senior credit facility.

About Barnes & Noble
Barnes & Noble, Inc. (NYSE: BKS) operates 521 Barnes & Noble and 448 B. Dalton bookstores. Barnes & Noble stores stock an authoritative selection of book titles and provide access to more than one million titles. They offer books from more than 50,000 publisher imprints with an emphasis on small, independent publishers and university presses. Barnes & Noble is one of the world's largest booksellers on the World Wide Web (http://www.bn.com), and the exclusive bookseller on America Online (Keyword: bn). barnesandnoble.com has the largest standing inventory of any online bookseller. Barnes & Noble also publishes books under its own imprint for exclusive sale through its retail stores, mail-order catalogs, and Web site.

General financial information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's investor relations Web site:
http://www.shareholder.com/bks/.

--------------------------------------------------------------------------------
Safe Harbor
This release may contain forward-looking statements regarding expectations of the company. These statements are based on currently available information and represent the beliefs of the management of the company. The future events, which are the subject of such statements, are subject to certain risks, including those set forth in the company's annual, quarterly and other reports on file with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

On October 6, 1999, Barnes & Noble, Inc. issued the following letter to its
Shareholders:

To the Shareholders of Barnes & Noble, Inc.:

Barnes & Noble, Inc. ("Barnes & Noble") is pleased to announce an agreement to acquire Babbage's Etc. LLC ("Babbage's Etc."), one of the nation's largest operators of video game and entertainment software stores, with 495 stores operating under the Babbage's(Registered), Software Etc.(Trademark), and GameStop(Registered) names. Babbage's Etc. also recently launched a web site, gamestop.com, to sell video games and personal computer software online.

The purchase price of $215 million, consists of $189 million in cash, and the assumption of $26 million in certain liabilities. If financial performance targets are met over the next two fiscal years, Barnes & Noble will make contingency payments of $10 million in 2001 and $10 million in 2002.

The company believes it has purchased Babbage's Etc. at a significant discount to the market value of similar companies. This purchase price represents a multiple of 6.0 times Babbage's Etc.'s earnings before interest, taxes, depreciation, and amortization ("EBITDA") for the twelve months ended July 31, 1999 and 5.1 times projected EBITDA of $42 million for the year ended January 29, 2000. When using the 10.8 times multiple of its nearest competitor, Babbage's Etc. would be valued today at $385 million. Using the same 10.8 multiple, based on estimated 1999 EBITDA, Babbage's Etc. would be valued at $454 million. Based upon the purchase price and projected results of Babbage's Etc., this acquisition is expected to be accretive to Barnes & Noble's earnings by $0.10 per diluted share for fourth quarter 1999 results.

A High Growth Opportunity

The company has previously announced its intention to invest its free cash flow in complementary high growth businesses. Consistent with that goal, this acquisition enhances Barnes & Noble's top and bottom line growth potential and its position as the leading retailer of books, music, video and related information and entertainment products.

The opportunity goes beyond these numbers. Although the product mix of Babbage's Etc. might appear to differ somewhat from the books and book-related products sold at Barnes & Noble, a closer look reveals significant overlap in both companies. Some of the existing and anticipated synergies Barnes & Noble expects to achieve include:

o Shared and Expanding Customer Base. Babbage's Etc.'s customer base has evolved over the last decade from teenage boys to a market of 14 to 34 year-old men and women. These customers are precisely Barnes & Noble's customers -- educated, computer literate, upper income, consumers of information, education and entertainment products.

o Actual Product Overlap. The "Game Culture" phenomenon has spawned new, and in some cases immediate, consumer demand for related content such as books, magazines, and videos. The current Pokemon(Trademark) craze is an example of this overlap and this acquisition well positions Barnes & Noble to take advantage of growing market opportunities created by the fast-growing video game industry.

o Content Convergence. The expanding demographics of the video game and personal computer entertainment customer are driving the expansion of content into new areas such as sports, adventure, entertainment, and education. The new 128 bit Sega Dreamcast and the emerging expected new systems such as PlayStation II and Nintendo Dolphin are expected to create more products that merge exciting entertainment with informational and educational content.

o Real Estate. Barnes & Noble's highly skilled real estate team specializes in identifying real estate opportunities and has important relationships with developers across the U.S. These relationships will enable Barnes & Noble to implement Babbage's Etc.'s various retail store strategies at an accelerated pace. Barnes & Noble anticipates more locations with better economics and greater certainty of results.

An Expanding Market

The acquisition of Babbage's Etc. will allow Barnes & Noble to capitalize on the significant growth in the interactive video game and personal computer-based entertainment markets. These markets are expected to grow from $8.4 billion in 1998 to $9.4 billion in 1999, according to the NPD Group, a leading provider of global marketing information on consumer purchasing and behavior. Industry sources project sales to exceed $10 billion in 2000

                            [BAR CHART APPEARS HERE]

                       Video Game and PC Entertainment
                               ($ in billions)

                                   1995-2000E
                                  CAGR = 18.3%

               1995      1996      1997      1998      1999E      2000E
               ----      ----      ----      ----      -----      -----
               $4.4      $5.2      $7.3      $8.4      $9.4       $10.2

The demand for video game software is broad-based and growing. The installed base for "next generation" video game consoles increased from 15 million in 1997 to an estimated 27 million in 1998, a growth rate of 80%. Over the next two years, the introduction of new platforms by industry leaders is expected to continue to fuel the dramatic growth in the category.

                            [PIE CHART APPEARS HERE]

              Total Video Game & PC Entertainment Market Revenues

Video Game Software           48%
Video Game Hardware           17%
PC Game Software              25%
Video Game Accessories        10%

                               1998: $8.4 Billion
Source: NPD Group

About Babbage's Etc.

Babbage's Etc. operates 495 stores in 47 states and Puerto Rico. The stores are located in regional shopping malls and other high traffic locations in markets with desirable demographics. Strong market presence, established relationships with national mall developers, attractive store design and high average sales per square foot give Babbage's Etc. a competitive advantage in securing strategic mall locations on favorable terms. Babbage's Etc. employs approximately 5,900 people.

Babbage's Etc. has established itself as the specialty video game retailer of choice and has differentiated itself from other retail competitors in a number of ways:

o First-to-Market. Its first-to-market strategy delivers to customers new video games and entertainment software titles on the day of release.

o Knowledgeable Customer Service and Satisfaction. In-store sales associates' product knowledge and hands-on game experience are important in Babbage's Etc. marketing approach and ability to sustain customer satisfaction.

o Great Stores in Prime Locations. Babbage's and Software Etc. stores average 1,500 square feet and carry more than 900 video game titles and 1,750 personal computer entertainment software titles. Babbage's Etc. expects to open as many as 30 new mall-based stores in each of the next several years. Sales of Babbage's Etc.'s stores averaged $678 per square foot in 1998, among the highest in the specialty-retailing category. In addition, the company will have opened 40 strip center stores in

     1999 under the trade name "GameStop." Early indicators of the financial performance of these stores substantiate a rapid and extensive roll-out of this strategy.

Financial Highlights

Babbage's Etc.'s sales have grown 21 percent from $383.4 million in 1997 to $465.2 million in 1998. Babbage's Etc. expects 1999 sales to reach $580 million, an increase of more than 24 percent. Sales for the eight months ending September 30, 1999, grew 26 percent from $230 million in 1998 to $289 million in 1999. Fueled by the introduction of new products such as Pokemon(Trademark), Sega Dreamcast and Color Game Boy, comparable store sales for the eight months ended September 30, 1999 were 21.4 percent.

                            [BAR CHART APPEARS HERE]

                                     Sales
                               ($ in millions)

                            1997      1998      1999E
                            ----      ----      -----
                            $383.4    $465.2    $580.0

% Sales Growth              N/A         21.3%     24.7

                            [BAR CHART APPEARS HERE]

                                     Sales
                               ($ in millions)

                           8 months           8 months
                          ended 9/98          ended 9/99
                          ----------          ----------
                          $230.0               $289.0
% Sales Growth              N/A                  25.7%

EBITDA increased from $16 million in 1997 to $30.7 million in 1998, and EBITDA margin improved from 4.2 percent to 6.6 percent of sales, respectively. For 1999, EBITDA is expected to increase to $42 million or 7.2 percent of sales.

                            [BAR CHART APPEARS HERE]

                                     EBITDA
                               ($ in millions)

                            1997      1998      1999E
                            ----      ----      -----
                          $16.0     $30.7      $42.0
% Margin                    4.2%      6.6%       7.2%

The principal owner of Babbage's Etc. LLC is Leonard Riggio, chairman and chief executive officer of Barnes & Noble. Accordingly, the Board of Directors of Barnes &

Noble established a special committee of independent directors to consider the feasibility of acquiring Babbage's Etc.; to evaluate the fairness of the transaction to Barnes & Noble; to make a recommendation to the Board based upon its conclusions; and to review and assist in negotiating the transaction and the purchase price. The special committee and the full Board unanimously approved the transaction. The special committee was advised by independent legal counsel, Simpson, Thacher & Bartlett and independent financial advisors, Peter J. Solomon Company Limited. Peter J. Solomon Company Limited provided an opinion to the full Board of Directors and the special committee that the transaction was fair from a financial point of view to Barnes & Noble. Babbage's Etc. was advised by Robinson Silverman Pearce Aronsohn & Berman LLP and Merrill Lynch & Company. The transaction is subject to customary terms and conditions, including Hart-Scott-Rodino clearance. The Company expects to finance this acquisition under its existing $850 million senior credit facility.

A Great Addition to Barnes & Noble.

Babbage's Etc. is an established leader in the video games and personal computer entertainment product markets and is well positioned for continued growth. This acquisition will allow Barnes & Noble to participate in this dynamic market. Babbage's Etc. is an integral part of Barnes & Noble's plan for continued innovation in the sales and marketing of books, music, video games and related information and entertainment products.

                                                  Sincerely,

                                                  Barnes & Noble, Inc.

--------------------------------------------------------------------------------
Safe Harbor
This letter may contain forward-looking statements regarding expectations of the company. These statements are based on currently available information and represent the beliefs of the management of the company. The future events, which are the subject of such statements, are subject to certain risks, including those set forth in the company's annual, quarterly and other reports on file with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

Notes
Sony PlayStation II, Nintendo Dolphin, Pokemon(Trademark), Sega Dreamcast, and Color Game Boy are trademarks of Sony, Nintendo and Sega.

Legal Matters

On October 7, 1999, subsequent to the aforementioned announcements, two shareholder derivative lawsuits were filed in the Chancery Court of the State of Delaware by Harbor Finance Partners and Louis F. Mahler against Barnes & Noble, Inc. and its directors. The lawsuits allege, among other things, a breach of fiduciary duties to Barnes & Noble for the benefit of Leonard Riggio and seek damages and to enjoin or rescind such transaction. The Company believes that the transaction is in the best interests of shareholders and that the allegations are without merit. The Company intends to vigorously defend its position.





Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              BARNES & NOBLE, INC.
                                              --------------------
                                              (Registrant)

Date:  October 12, 1999                       By:  /s/ Michael Archbold
                                                   --------------------
                                                   Michael Archbold
                                                   Vice President, Treasurer
                                                   (Chief Accounting Officer)